SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 31, 2013

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2013, Winthrop Realty Trust (“Winthrop”) acquired from unaffiliated third parties for an aggregate purchase price of $246,000,000 four class A luxury apartment buildings (the “Properties”) containing an aggregate of 761 unsold residential condominium or apartment units and approximately 24,987 square feet of commercial space.  The Properties all built to condominium specifications are:

•
44 Monroe, located in Phoenix, Arizona, is a 34-story residential building comprised of 198 units with 1,377 square feet of ground level retail space.  Fourteen of the units were sold as condominiums and are not included in this acquisition.  Constructed in 2008, the property’s amenities include a spa and swimming pool with sundeck, fully furnished clubroom, outdoor terrace with gas grill and fire pit, 24-hour lobby attendant, fitness center, business center, eight floors of secured parking, and conference room.

•
Highgrove, located in Stamford, Connecticut, is an 18-story residential building comprised of 92 condominium quality units.  Constructed in 2011, the property’s amenities include a 24-hour doorman and concierge, valet parking, shuttle to metro station, fitness club and spa with steam, sauna and locker rooms, yoga studio, sky lit indoor pool with retractable roof and Jacuzzi, walk-in climate-controlled wine cellar, movie screening room, card and billiards room, dog walk area, and furnished tenant guest lodgings.

•
Mosaic II, located in Houston, Texas, is a 29-story residential building comprised of 396 units and 20,065 square feet of ground level retail space.  Constructed in 2009, the property’s amenities include a 24-hour valet parking service, a 6,000-square foot wellness center with steam rooms and saunas, an infinity-edge pool, full service 24-hour concierge services, penthouse units of up to 2,959 square feet, and a 6,500 square foot social lounge and recreation area.

•
San Pedro Lofts, located in San Pedro, California, is comprised of 89 units in two distinct residential buildings with 3,545 square feet of ground level retail space.  Constructed in 2008, the property’s amenities include a sun deck with barbeque, an outdoor fireplace, a fitness center, secured covered parking with a 1.6+ parking ratio in two subterranean, controlled access parking garages, and an outdoor community courtyard.

The following table sets forth certain information relating to each of the properties.

Property	Year Completed	Number of Units	Occupancy Percentage1	Allocated Purchase Price	Allocated Purchase Price Per Square Foot2	Estimated Range of Replacement Cost Per Square Foot

44 Monroe	2008	184	90%	$40,000,000	$159	$400-450
Highgrove	2011	92	93%	$80,000,000	$329	$500-600
Mosaic II	2009	396	92%	$106,000,000	$254	$335-365
San Pedro Lofts	2008	89	98%	$20,000,000	$152	$230-260

Each Property was acquired by a separate limited partnership (the “Purchasers”).  The Purchasers are owned by a venture, 51% of which is held indirectly by WRT Realty L.P. (the “Operating Partnership”), Winthrop’s operating partnership, and 49% of which is held indirectly by WRT-TRS Management Corp. (the “TRS”), a wholly-owned subsidiary of Winthrop and which is a taxable REIT subsidiary.  It is expected that the TRS will transfer to a subsidiary of New Valley LLC a portion of its indirect interest in the Purchasers such that New Valley will hold an approximately 16% indirect interest in the Purchasers.
_________________________________
1 As of November 1, 2013.
2 Purchase Price divided by total apartment and retail rentable square footage.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Properties, the Purchasers obtained a non-recourse loan from KeyBank National Association in the original principal amount of $150,000,000 which is collateralized by a first mortgage on the Properties (the “Acquisition Loan”).  The Acquisition Loan requires monthly payments of interest only at the rate of LIBOR plus 2% per annum and matures on October 31, 2016, subject to two, one-year extensions, which extensions are subject to the satisfaction of certain conditions.  The Purchasers have entered into an interest rate hedge (the “Hedge”) which fixes LIBOR at .69% for the first three years of the Acquisition Loan term.  As a result, subject to the following sentence the Acquisition Loan will effectively have a fixed rate of 2.69% during the initial three year term.  Under the terms of the Acquisition Loan, the lender has the right to increase the rate if it deems it necessary in connection with the syndication of the Acquisition Loan.

The Purchasers are permitted to prepay the Acquisition Loan in whole or in part (subject to $5,000,000 minimum prepayments) without premium or penalty; provided, however, if such prepayment is in connection with a sale of a Property, the amount required to be prepaid in order to release such Property from the lien of the Acquisition Loan is equal to the greater of 125% of the loan amount allocated to such Property or the net proceeds from such sale. If the Acquisition Loan were to be prepaid, the portion of the Hedge relating to the prepaid amount would need to be unwound.  To the extent LIBOR is then lower than the rate fixed by the Hedge (i.e., .69%), Winthrop would be required to fund a “make-whole” payment and, to the extent LIBOR is then higher than the rate fixed by the Hedge, Winthrop would receive a payment.

WRT Realty L.P. (the “Operating Partnership”), Winthrop’s operating partnership, provided customary bankruptcy, environmental and non-recourse carve-out guarantees provided in connection with non-recourse real estate loans.  The Operating Partnership also provided a guaranty for twelve month’s interest in the event that the debt yield (as defined) on the last day of any calendar quarter is less than (i) 6.0% on December 31, 2013 or March 31, 2014, (ii) 7.25% on June 30, 2014 or September 30, 2014, (iii) 8.00% on December 31, 2014, March 31, 2015, June 30, 2015 and September 30, 2015,  and (iv) 9.0% thereafter.

Item 8.01	Other Events

On October 31, 2013, Winthrop issued a press release announcing the transaction described in Items 2.01 and 2.03 above as well as an additional transaction.  A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The financial information required with respect to the acquisition described in Item 2.01 will be filed as an amendment to this Current Report on Form 8-K prior to the 71st day after the date hereof.

(c)           Exhibits

99.1	Press Release dated October 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of November, 2013.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer